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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into by and between ORCA Technologies, Inc., a Utah Corporation ("Employer") and Kent Marsh, an individual ("Employee"). Employer and Employee are hereinafter referred to at times individually as the "Party" and collectively as the "Parties".


                                    RECITALS


I. Employer is engaged in the business of developing, and providing services, software and technologies to healthcare providers, (the "Business"). Employer is presently in the process of enhancing its "CuraSys" suite of software products for delivery to the alternative site health care provider market. As part of its development strategy, Employer intends to source out for acquisition other compatible software programs for integration into its products and the developers of such programs for employment into its development team.

II. Employer has entered into an "Asset Purchase and Development Agreement" with Employee and Millennium, Inc., the company founded and owned by him. Employee, through Millennium has developed two software programs named "Dispatch" and "Sentry", which Employer has purchased under the terms of the above referenced agreement. As an integral part of the agreement, Employee has agreed to employment with Employer as one of its Senior Software Engineers for the purpose of utilizing his unique skills and work experience with the acquired products to accomplish the enhancement of and integration of those products into the existing products of Employer.

III. Employee believes that the Business has the potential for significant growth and profitability and that it is in his and Millennium's best interest to accept the position of Senior Software Engineer in accordance with the terms and conditions as provided in the this Agreement and the Asset Purchase and Development Agreement which is incorporated by reference.

     NOW, THEREFORE, in consideration of the foregoing Recitals, Covenants, and Conditions herein contained, it is agreed as follows:

                                   AGREEMENT


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1.  AGREEMENT TO EMPLOY.  Employer hereby agrees to employ Employee and Employee
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    hereby agrees to work for Employer for the term and upon all of the conditions set forth herein.

2.  EMPLOYEE'S POSITION AND DUTIES.  Employee shall use his best efforts as
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    Senior Software Engineer to provide the following services to Employer (the
    "Services"):

    2.1. Employee shall be responsible for providing analysis, design, engineering, documentation and production as it relates to the integration of the "Dispatch" and "Sentry" programs into the Company's existing suite of software products, its firmware, networking, messaging systems and utilized hardware devices.

    2.2. Development and implementation of all processes, procedures, methodologies, and practices required in order to ensure consistent, quality-focused operations of the software engineering division at all times;

    2.3. Assist the Director of Software Engineering in supervising all systems development and programming services required by Company ;

    2.4. Partnering with the ORCA's research and development, clinical and consulting services and, sales and marketing departments regarding the refinement of content and development of current and future products and services;

    2.5. Participation in the planning, establishment, and attainment of performance goals and objectives for ORCA Technologies, Inc;

    2.6. Provide regular and accurate communications and expert advice pertaining to the operational, financial, and administrative status of the software engineering division to the Director of Software Development;

    2.7. Work toward the development of teamwork and personnel performance within the organization.

    2.8. Participating, as needed, in the definition, analysis, design, development, and testing of products and services offered by ORCA Technologies, Inc.

    2.9. Employee shall be subject to Employer's control and direction and shall perform such other duties as may be reasonably requested from

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          time to time by Employer. This description of job duties is subject to change from time to time as the needs of the Employer change.

3.  DEVOTION OF TIME AND EFFORT.  Employee shall devote that portion of his
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    productive time, ability and attention to the Business as required to carry out the terms of this Agreement. Employee shall, however, be deemed to be a full-time employee working for the exclusive benefit of Employer as it relates to the Business. Employee's obligations hereunder shall not preclude Employee from engaging in other activities, not otherwise precluded by this Agreement, which do not interfere with the performance of his duties, as outlined in the Agreement, including, but not limited to, his duty to provide the Services.

4.  PROFESSIONAL CONDUCT.  Employee will provide the Services in a professional
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    manner that will reflect favorably on Employer and others associated with
    Employer, and shall use his best efforts to faithfully perform and discharge those duties which may be assigned to him from time to time by Employer in connection with the conduct of Employer's Business.

5.  TERM.  This Agreement shall be effective as of November 15, 1998, and shall
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    continue for a period of thirty one and one-half (31.5) months, or, until
    June 30, 2001, unless terminated at an earlier date in accordance with the express terms and conditions of this Agreement. The contract may be renewed upon the mutual consent of the parties for additional periods.

    5.1. This Agreement shall terminate immediately upon the occurrence of any of the following events:

          5.1.1.  Mutual agreement between Employer and Employee;

          5.1.2.  Death of Employee;

          5.1.3.  Total disability of Employee; and

          5.1.4. "For cause" which shall consist only of fraud, willful misconduct, conviction of a felony or a crime involving moral turpitude, habitual and disabling abuse of drugs or alcohol, or repeated absences from work without cause.

               "Total Disability" shall mean the inability of the Employee to perform those duties of this employment hereunder for which he is suited by reason of education or experience due to physical or emotional incapacity or illness for a period of one hundred eighty (180) consecutive days. If the Company maintains disability insurance on Employee, the determination of Total Disability shall

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               be made by the insurance carrier writing the disability insurance policy relating to the Employee. If the Company does not maintain such insurance, the determination of Total Disability shall be made by the Board of Directors of the Company and shall be supported by advice of physicians competent in the area to which such disability relates. Total Disability shall be deemed to have occurred on the first day following the one hundred eighty (180) day period.

6.  COMPENSATION.  Employer shall compensate Employee for the Services as
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    follows (the "Compensation"):

    6.1.  Salary Structure: For the first year of employment, (November 15, 1998
          -----------------
          through November 15, 1999), Employee shall receive an annual salary (The Salary) of $97,500.

          Salary for the second year (November 16, 1999 through November 15,
          2000), Employee shall receive a salary of $105,000.

          Salary through the term of this agreement, (November 16, 2000 through June 30, 2001), shall be $115,000.

          All compensation shall be paid semi-monthly in equal installments on the 15th and 31st day of each month and shall be pro-rated in the event that this Agreement begins or ends on a date other than upon the beginning or ending of a full pay period.

    6.2.  Stock Options. Employee shall be qualified to earn incentive stock
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          options pursuant to the terms of the Company's "Stock Option Plan"
          then in existence.

7.  EXPENSES.  Employee shall be entitled to be reimbursed in accordance with
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    the policies of Employer as adopted and amended from time to time, for all reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided that Employee shall submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by Employer and in sufficient detail to comply with Internal Revenue Service Regulations. In no event shall reimbursement be less frequently than once each month and all said expenses that are reasonable and commensurate with the position of Employee with Employer shall be subject to reimbursement.

8.  BENEFITS.  Employee shall become eligible to participate in the company's
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    standard medical, dental and life benefits generally provided by Employer to

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    its employees and Employer shall make available a 401(k) plan that Employee may participate in.

9.  VACATION AND SICK LEAVE.  Employee shall be entitled to vacation at 1.25
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    working days per month, (2 weeks per year). Employee shall be entitled to sick leave of .471 working days per month in addition to the vacation days provided herein. Employer shall pay Employee's compensation in full during Employee's vacation and during any allowed sick leave. Employee shall arrange his vacation to avoid seriously interfering with the Business of Employer. The Employer shall not unreasonably object to the vacation period requested by Employee.

10. AGREEMENT NOT TO COMPETE.  The Employee agrees that during his employment
    ------------------------
    by the Company that he will abide by the non-competition provisions of the Asset Purchase and Development Agreement to which this agreement is attached.

11. AGREEMENT NOT TO SOLICIT REFERRAL SOURCES.  The Employee agrees that during
    -----------------------------------------
    his employment by the Company and through the Expiration Date, he will not, without the prior written consent of the Company, within the area where Employer does business on the date employment terminates, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or appropriate, or attempt to solicit, divert or appropriate any medical providers or other entities that have referred business to or conducted business with, the Company within the previous twelve (12) months.

12. AGREEMENT NOT TO SOLICIT EMPLOYEES.  The Employee agrees that during his
    ----------------------------------
    employment by the Company through the Expiration Date, he will not, without the prior written consent of the Company, within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, or hire, or attempt to solicit or hire or make offers of employment to any person employed by the Company or that was employed by the Company within six (6) months of the initial communication with such Employee.

13. OWNERSHIP AND NON-DISCLOSURE AND NON-USE OF TRADE SECRETS.
    ---------------------------------------------------------

    13.1. The Employee acknowledges and agrees that all Trade Secrets, and all physical or electronic embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon termination of his employment with the Company for any reason, the Employee shall

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           promptly deliver to the Company all property belonging to the Company including, without limitation, all Trade Secrets (and all embodiments thereof) then in his custody, control or possession.

    13.2. The Employee agrees that all Trade Secrets and other proprietary information of the Company received or developed by Employee as a result of Employee's employment with the Company will be held in trust and strictest confidence, that Employee will protect such Trade Secrets from disclosure and, without the prior written consent of the Company, will make no use of such Trade Secrets except as required to perform his duties for the Company. The obligations of confidentiality contained in this Agreement will apply during Employee's employment by the Company and at any and all times after termination of such employment, so long as the information in question remains Trade Secret.

14.  CONFIDENTIALITY.  Except as required in the ordinary course of Employer's
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     Business, Employee shall hold in confidence and not disclose to any person or entity without the express prior written authorization of Employer, either during the term of this Agreement or any time thereafter, the names or addresses of any of Employer's customers; Employer's past or prospective dealings with its customers; the parties, dates, or terms of any of Employer's contracts; any information, trade secrets, systems, processes or business methods, or any other secret or confidential matter relating to the customers or the business affairs of Employer or any companies affiliated with Employer.

15.  RIGHT TO EMPLOYER MATERIALS.  Employee agrees that all documents and
     ---------------------------
     intangible media relating to Employer's Business, including, but not limited to the following; advertising literature, drawings, blueprints, notes, memorandums, specifications, devices, mechanical parts, formulas, lists, materials, books, files, reports, correspondence, records and other documents ("Employer Materials") relating to the Business of Employer, shall remain the property of Employer. Employer Materials constitute trade secrets of Employer and shall not be disclosed to any other party except as expressly authorized by Employer. Upon termination of employment, for any reason, all Employer Materials shall be returned immediately to Employer, and Employee shall not make or retain any copies thereof. Employee acknowledges and agrees that any knowledge, information and materials in Employee's possession relating to the Business, which Employee possessed prior to the transfer of the Business to Employer, shall also be deemed to constitute part of Employer Materials for purposes of this Section.

16.  INVENTIONS AND PATENTS.  Employee agrees that he will promptly and from
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     time to time fully inform and disclose to Employer all inventions,

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     designs, improvements, and discoveries which he now has or may hereafter have during the term of this Agreement which pertain to or relate to the Business of Employer or to any experimental work carried on by Employer, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvements and discoveries, with the exception of the Inventions which shall not be the exclusive property of Employer, shall be the exclusive property of Employer. Employee shall assist Employer to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by Employer and shall execute all documents and do all things necessary to obtain letters patent, vest Employer with full and exclusive title thereto, and protect the same against infringement by others. This provision shall apply with equal force and effect to any items that may be subject to copyright or trademark protection. This provision does not apply to the Inventions or to an invention for which no equipment, supplies, facility or trade secret information of the Employer was used and which was developed entirely on the Employee's own time, and (a) which does not relate, at the time the invention is conceived or reduced to practice, to
     (1) the Business of Employer, or (2) actual or demonstrably related anticipated research or development of Employer, or (b) which does not result from any work performed by the Employee for the Employer. The provisions set forth in the preceding sentence shall not, however, in any way authorize Employee to engage in any such activities set forth therein in contravention of the provisions of his duties and obligations hereunder.

     16.1. All software developed by Employee, his staff, or independent contractors shall be considered the products of "Works for Hire", and shall be the exclusive property of ORCA Technologies, Inc.

17.  INDEMNIFICATION.  Employer shall defend and indemnify Employee and hold
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     Employee harmless from and against any and all costs and expenses incurred by Employee resulting from any acts and decisions made by Employee in good faith while performing the Services for Employer within the scope of this Agreement.

18.  GENERAL PROVISIONS.
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     18.1.  Attorney's Fees. In the event that any legal, declaratory, self help
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            or equitable action or arbitration or any other action not considered to be a legal or equitable action is commenced between the Parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing Party shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for their attorney's fees and any other costs and expenses relating thereto.

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     18.2.  Construction.  This Agreement shall be construed without regard and
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            any presumption or other rule requiring construction against the
            Party drafting the Agreement. It shall be construed neither for nor against any Party, but each provision shall be given reasonable interpretation in accordance with the plain meaning of its terms and the express intent of the Parties.

     18.3.  Notices.  All notices pertaining to this Agreement shall be in
            -------
            writing and shall be transmitted either by facsimile, overnight mail, personal hand delivery or through the facilities of the United States Post Office, certified or registered mail, return receipt requested. The addresses set forth below for the respective Parties shall be the places where notices shall be sent, unless written notice of a change of address is given.


            EMPLOYER                               EMPLOYEE
            --------                               --------

            ORCA Technologies, Inc.                Kent Marsh
            24000 35th Ave, S.E.                   22618 N.E. 15th Place
            Suite 200                              Redmond, WA. 98052
            Bothell, WA. 98021

            Attn.:  Norman Plummer,
                    VP and General Counsel

      18.4 Any such notice shall be deemed to be given as of the date so delivered.

      18.5  Parties in Interest. Nothing in this Agreement shall confer any
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            rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action or against any party to this Agreement.

      18.6  Amendments, Modifications and Waivers. No amendment or modification
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            of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall be binding unless executed in writing by the party making the waiver.

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      18.7  Severability.  Every provision of this Agreement is intended to be
            ------------
            severable. If any terms or provisions hereof are illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

      18.8  Assignment. This Agreement is personal to Employee and the Services
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            to be provided by Employee are personal and unique to Employee.
            Consequently, neither this Agreement nor any duties or obligations hereunder shall be assignable by Employee without the prior written consent of Employer, which may be withheld in the sole discretion of Employer.

      18.9  Governing Law. The validity, interpretation, construction and
            -------------
            performance of this Agreement shall be controlled by and construed under the laws of the State of Washington. In the event of any litigation arising out of any dispute in connection with this Agreement, the Parties hereby consent to the jurisdiction of the Washington courts.


     IN WITNESS WHEREOF, the Parties hereby adopt this Agreement effective as of the 15th day of November, 1998, at Bothell, Washington:


EMPLOYEE                                   EMPLOYER
--------                                   --------

                                           ORCA Technologies, Inc.


 /s/ Kent Marsh                             /s/ Anthony D. Begando
------------------------                   -------------------------
Kent Marsh                                 Anthony D. Begando
Senior Software Engineer                   President, Products Group

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